UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FOUR SPRINGS CAPITAL TRUST

(Exact name of registrant as specified in its charter)

Maryland	46-0527072
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1901 Main Street Lake Como, New Jersey	07719
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares of Beneficial Interest, $0.001 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-261089

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

Four Springs Capital Trust, a Maryland real estate investment trust (the “Registrant”), hereby incorporates by reference the description of its common shares of beneficial interest, $0.001 par value per share, to be registered hereunder contained under the heading “Description of Securities” and “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the Registrant’s Registration Statement on Form S-11 (File No. 333-261089), as initially filed publicly with the Securities and Exchange Commission (the “Commission”) on November 15, 2021, as amended from time to time (the “Registration Statement”). In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 18, 2022	FOUR SPRINGS CAPITAL TRUST

	By:	/s/ William P. Dioguardi
	Name:	William P. Dioguardi
	Title:	Chief Executive Officer